News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Gregory C. Thompson	Richard Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	GregThompson@KEMET.com	InvestorRelations@KEMET.com
	954-595-5081	954-766-2819

KEMET ANNOUNCES SECOND QUARTER RESULTS
Second Quarter Highlights

•	Net sales of $327.4 million within the upper range of management's guidance

•	GAAP Gross margin of 34.7% up 220 basis points versus same quarter last year

•	GAAP EPS net loss of $0.26 per diluted share driven by one-time items

•	Non-GAAP Adjusted EPS of $0.66 per diluted share

•	GAAP operating margin of 15.0% and non-GAAP Adjusted operating margin of 18.4%
Fort Lauderdale, Florida (November 11, 2019) - KEMET Corporation (“KEMET” or the “Company”) (NYSE: KEM), a leading global supplier of passive electronic components, today reported results for its second fiscal quarter ended September 30, 2019.
Chief Executive Officer, William M. Lowe Jr. stated, “Sales of our high capacitance large case ceramics in our Ceramics product line remains robust, insulating us somewhat from the general slow-down in the electronics industry. We also maintained during the second quarter our overall non-GAAP adjusted gross margin at 35.0% and our adjusted EBITDA margin at 22.9%, reinforcing our past statements that the many operational changes we have made over the years are embedded in our margin structure. As we look forward to the rest of our fiscal year, we expect adjusting inventory levels in the distribution channel, a slowdown in the automotive segment, and Europe from a geographical sense, to apply downward pressure on sales. As a result, we expect revenue to decline in the range of 8.0% to 13.0% in our third quarter from the current second quarter, however; non-GAAP adjusted gross margin is expected to remain at a historical high ranging from 30.0% to 32.5% next quarter.”
For the three-month and six-month periods ended September 30, 2019, net sales were $327.4 million and $672.6 million, respectively, compared to $349.2 million and $676.8 million, respectively, for the same period last year. Sales were essentially flat for the first six months of the current fiscal year compared to the prior year with a slight decline in the current quarter reflecting a slow-down in the general electronics industry and extended inventory levels in the distribution channel of certain products, but offset by continued strong demand for large case size ceramics. The Ceramics product line revenue was up 24.1% over the same quarter last year.
GAAP operating margin for the quarter ended September 30, 2019 increased slightly to 15.0% compared to 14.3% for the quarter ended September 30, 2018. Non-GAAP adjusted operating margin for the quarter ended September 30, 2019 increased slightly to 18.4% compared to 17.0% for the quarter ended September 30, 2018. Cash on the balance sheet was $192.7 million at September 30, 2019.
Non-GAAP adjusted net income was $39.3 million or $0.66 per diluted share for the quarter ended September 30, 2019, compared to non-GAAP adjusted net income of $50.8 million or $0.86 per diluted share for the quarter ended September 30, 2018.

The Company recorded a charge related to antitrust settlements of $63.1 million during the quarter which gave rise to a GAAP net loss of $15.3 million or $0.26 per diluted share for the quarter ended September 30, 2019, compared to GAAP net income of $37.1 million or $0.63 per diluted share for the quarter ended September 30, 2018.
Net income for the quarters ended September 30, 2019, June 30, 2019, and September 30, 2018 include various items affecting comparability as denoted in the GAAP to non-GAAP reconciliation table included hereafter.
Presentation of Non-GAAP Financial Measures
The Company has presented certain historical financial measures that have not been prepared in accordance with GAAP, including adjusted gross margin, adjusted operating margin, adjusted earnings per share, and adjusted EBITDA margin. Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this news release.
The Company also has presented non-GAAP adjusted gross margin as projected for the third quarter of fiscal year 2020. A reconciliation of GAAP to non-GAAP adjusted gross margin guidance is not provided because the Company does not forecast GAAP gross margin as it cannot, without unreasonable effort, estimate or predict with certainty various components of such measure.
About KEMET
The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM). At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company. KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of sensors, actuators, and electromagnetic compatibility solutions. KEMET operates manufacturing facilities and sales and distribution centers around the world. Additional information about KEMET can be found at http://www.kemet.com.
Cautionary Statement on Forward-Looking Statements
Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company's financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets, in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates" or other similar expressions and future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and could cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays, or unexpected costs in completing the Company’s restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks, including the ability to successfully integrate and maintain adequate internal controls over financial reporting in compliance with applicable regulations; (viii) our acquisition of TOKIN Corporation may not achieve all of the anticipated results;

(ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting, and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters, data protection, cyber security and privacy; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) default or failure of one or more of our counterparty financial institutions could cause us to incur significant losses; (xviii) the need to reduce the total costs of our products to remain competitive; (xix) potential limitation on the use of net operating losses to offset possible future taxable income; (xx) restrictions in our debt agreements that could limit our flexibility in operating our business; (xxi) failure to maintain effective internal controls over financial reporting; (xxii) service interruption, misappropriation of data, or breaches of security as it relates to our information systems could cause a disruption in our operations, financial losses, and damage to our reputation; (xxiii) economic and demographic experience for pension and other post-retirement benefit plans could be less favorable than our assumptions; (xxiv) fluctuation in distributor sales could adversely affect our results of operations; (xxv) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations; and (xxvi) volatility in our stock price.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net sales	$327,397	$349,233	$672,639	$676,849
Operating costs and expenses:
Cost of sales	213,727	235,668	437,341	468,463
Selling, general and administrative expenses	49,327	52,258	97,212	100,800
Research and development	12,274	10,995	24,449	21,683
Restructuring charges	2,920	—	5,128	(96)
(Gain) loss on write down and disposal of long-lived assets	59	312	1,019	823
Total operating costs and expenses	278,307	299,233	565,149	591,673
Operating income	49,090	50,000	107,490	85,176
Non-operating (income) expense
Interest income	(812)	(375)	(1,621)	(753)
Interest expense	2,751	7,287	5,296	14,323
Antitrust class action settlements and regulatory costs	63,098	4,320	63,098	4,282
Other (income) expense, net	(1,915)	(309)	(2,641)	(11,642)
Income (loss) before income taxes and equity income (loss) from equity method investments	(14,032)	39,077	43,358	78,966
Income tax expense	1,700	2,000	18,500	6,600
Income (loss) before equity income (loss) from equity method investments	(15,732)	37,077	24,858	72,366
Equity income (loss) from equity method investments	472	64	222	(5)
Net income (loss)	$(15,260)	$37,141	$25,080	$72,361

Net income (loss) per basic share	$(0.26)	$0.64	$0.43	$1.26
Net income (loss) per diluted share	$(0.26)	$0.63	$0.42	$1.22

Weighted-average shares outstanding:
Basic	58,528	57,799	58,440	57,570
Diluted	58,528	59,197	59,175	59,119

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	September 30, 2019	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$192,702	$207,918
Accounts receivable, net	163,398	154,059
Inventories, net	268,220	241,129
Prepaid expenses and other current assets	48,571	38,947
Total current assets	672,891	642,053
Property, plant and equipment, net of accumulated depreciation of $891,155 and $880,451 as of September 30, 2019 and March 31, 2019, respectively	527,887	495,280
Goodwill	40,294	40,294
Intangible assets, net	56,358	53,749
Equity method investments	13,673	12,925
Deferred income taxes	45,027	57,024
Other assets	45,595	16,770
Total assets	$1,401,725	$1,318,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,164	$28,430
Accounts payable	137,263	153,287
Accrued expenses	143,977	93,761
Income taxes payable	2,265	2,995
Total current liabilities	312,669	278,473
Long-term debt	276,429	266,041
Other non-current obligations	148,835	125,360
Deferred income taxes	12,875	8,806
Total liabilities	750,808	678,680
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 58,067 and 57,822 shares at September 30, 2019 and March 31, 2019, respectively	581	578
Additional paid-in capital	470,937	465,366
Retained earnings	223,472	204,195
Accumulated other comprehensive income (loss)	(44,073)	(30,724)
Total stockholders’ equity	650,917	639,415
Total liabilities and stockholders’ equity	$1,401,725	$1,318,095

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six months ended September 30,
Operating Activities:	2019	2018
Net income	$25,080	$72,361
Adjustments to reconcile net income to net cash provided by (used in) operating activities, net of effect of acquisitions:
Depreciation and amortization	29,376	25,642
Equity (income) loss from equity method investments	(222)	5
Non-cash debt and financing costs	1,914	635
Stock-based compensation expense	6,871	8,477
(Gain) loss on write down and disposal of long-lived assets	1,019	823
Pension and other post-retirement benefits	2,663	2,549
Change in deferred income taxes	16,505	578
Change in operating assets	(46,220)	(19,956)
Change in operating liabilities	15,212	(58,049)
Other	(528)	(66)
Net cash provided by (used in) operating activities	51,670	32,999
Investing activities:
Capital expenditures	(73,351)	(40,478)
Net investment hedge settlement	4,536	—
Acquisitions, net of cash received	(1,294)	—
Proceeds from dividend	433	776
Contributions to equity method investments	(2,000)	(1,000)
Net cash provided by (used in) investing activities	(71,676)	(40,702)
Financing activities:
Payments of long-term debt	(13,149)	(8,625)
Proceeds from long term debt	21,540	510
Proceeds from termination of derivative instruments	6,476	—
Cash flow hedge settlement	(2,839)	—
Principal payments on finance leases	(745)	—
Proceeds from exercise of stock options	118	471
Payment of dividends	(5,803)	—
Net cash provided by (used in) financing activities	5,598	(7,644)
Net increase (decrease) in cash, cash equivalents and restricted cash	(14,408)	(15,347)
Effect of foreign currency fluctuations on cash, cash equivalents and restricted cash	(252)	(8,452)
Cash, cash equivalents, and restricted cash, at beginning of fiscal period	207,918	286,846
Cash, cash equivalents, and restricted cash, at end of fiscal period	193,258	263,047
Less: Restricted cash at end of period	556	—
Cash and cash equivalents at end of period	$192,702	$263,047

Non-GAAP Financial Measures
The Company utilizes certain Non-GAAP financial measures, including “Adjusted gross margin,” “Adjusted SG&A expenses,” “Adjusted operating income,” “Adjusted net income,” “Adjusted net income per basic and diluted share,” “EBITDA,” and “Adjusted EBITDA,” and certain related ratios. Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management as further described below.
Adjusted Gross Margin
Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below. Management uses adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with GAAP.
The following table provides a reconciliation from non-GAAP Adjusted gross margin to GAAP gross margin, the most directly comparable GAAP measure (amounts in thousands, except percentages):

	Quarters Ended
	(Unaudited)
	September 30, 2019	June 30, 2019	September 30, 2018
Net sales	$327,397	$345,242	$349,233
Cost of sales	213,727	223,614	235,668
Gross margin (GAAP)	113,670	121,628	113,565
Gross margin as a % of net sales	34.7%	35.2%	32.5%
Non-GAAP adjustments:
Stock-based compensation expense	982	874	686
Plant start-up costs	(34)	34	1,361
Adjusted gross margin (non-GAAP)	$114,618	$122,536	$115,612
Adjusted gross margin (non-GAAP) as a % of net sales	35.0%	35.5%	33.1%
Adjusted SG&A Expenses
Adjusted SG&A expenses represents SG&A expenses excluding adjustments which are outlined in the quantitative reconciliation provided below. Management uses Adjusted SG&A expenses to facilitate our analysis and understanding of our business operations by excluding these items which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that Adjusted SG&A expenses is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company. Adjusted SG&A expenses should not be considered as an alternative to SG&A expenses or any other performance measure derived in accordance with GAAP.

The following table provides a reconciliation from non-GAAP Adjusted SG&A expenses to GAAP SG&A expenses, the most directly comparable GAAP measure (amounts in thousands):

	Quarters Ended
	(Unaudited)
	September 30, 2019	June 30, 2019	September 30, 2018
SG&A expenses (GAAP)	$49,327	$47,885	$52,258
Non-GAAP adjustments:
ERP integration costs/IT transition costs	1,508	1,215	1,593
Stock-based compensation expense	3,047	1,735	3,647
Legal expenses related to antitrust class actions	2,528	2,559	1,740
Contingent consideration fair value adjustment	32	—	—
Adjusted SG&A expenses (non-GAAP)	$42,212	$42,376	$45,278
Adjusted Operating Income
Adjusted operating income represents operating income, excluding adjustments which are outlined in the quantitative reconciliation provided below. We use Adjusted operating income to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below, which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that Adjusted operating income is useful to investors to provide a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating income should not be considered as an alternative to operating income or any other performance measure derived in accordance with GAAP.
The following table provides a reconciliation from non-GAAP Adjusted operating income to GAAP operating income, the most directly comparable GAAP measure (amounts in thousands, except percentages):

	Quarters Ended
	(Unaudited)
	September 30, 2019	June 30, 2019	September 30, 2018
Net Sales	$327,397	$345,242	$349,233

Operating income (GAAP)	$49,090	$58,400	$50,000
Operating margin as a % of net sales	15.0%	16.9%	14.3%
Non-GAAP adjustments:
Restructuring charges	2,920	2,208	—
ERP integration/IT transition costs	1,508	1,215	1,593
Stock-based compensation expense	4,146	2,725	4,417
Legal expenses related to antitrust class actions	2,528	2,559	1,740
Plant start-up costs	(34)	34	1,361
(Gain) loss on write down and disposal of long-lived assets	59	960	312
Contingent consideration fair value adjustment	32	—	—
Adjusted operating income (non-GAAP)	$60,249	$68,101	$59,423
Adjusted operating margin (non-GAAP) as a % of net sales	18.4%	19.7%	17.0%
Adjusted Net Income and Adjusted Net Income Per Share
“Adjusted net income” and “Adjusted net income per basic and diluted share” represent net income (loss) and net income (loss) per basic and diluted share excluding adjustments which are outlined in the quantitative reconciliation provided below. The Company believes that these non-GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allow investors to monitor and understand changes in our ability to generate income from ongoing business operations.  Management uses these non-GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.
The following table provides a reconciliation from non-GAAP Adjusted net income and Adjusted net income per basic and diluted share to GAAP net income (loss) and GAAP net income (loss) per basic and diluted share, the most directly comparable GAAP measures (amounts in thousands, except per share data):

	Quarters Ended
	(Unaudited)
	September 30, 2019	June 30, 2019	September 30, 2018
GAAP
Net sales	$327,397	$345,242	$349,233
Net income (loss)	$(15,260)	$40,340	$37,141

Net income (loss) per basic share	$(0.26)	$0.69	$0.64
Net income (loss) per diluted share	$(0.26)	$0.68	$0.63

Non-GAAP
Net income (loss) (GAAP)	$(15,260)	$40,340	$37,141
Non-GAAP adjustments:
Restructuring charges	2,920	2,208	—
R&D grant reimbursements and grant income	19	(35)	—
ERP integration/IT transition costs	1,508	1,215	1,593
Stock-based compensation expense	4,146	2,725	4,417
Settlements, regulatory costs, and legal expenses related to antitrust class actions	65,626	2,559	6,060
Net foreign exchange (gain) loss	(2,297)	(489)	193
Equity (income) loss from equity method investments	(472)	250	(64)
Plant start-up costs	(34)	34	1,361
(Gain) loss on write down and disposal of long-lived assets	59	960	312
Income tax effect of non-GAAP adjustments	(16,958)	(1,568)	(164)
Contingent consideration fair value adjustment	32	—	—
Adjusted net income (non-GAAP)	$39,289	$48,199	$50,849
Adjusted net income per basic share (non-GAAP)	$0.67	$0.83	$0.88
Adjusted net income per diluted share (non-GAAP)	$0.66	$0.82	$0.86
Weighted average shares outstanding:
Weighted average shares-basic	58,528	58,350	57,799
Weighted average shares-diluted (1)	59,271	59,055	59,197
_________________
(1) For the quarter ended September 30, 2019, diluted shares were used to compute Adjusted net income per diluted share (non-GAAP).

EBITDA and Adjusted EBITDA
EBITDA represents net income before income tax expense, interest expense, net, and depreciation and amortization expense. We present EBITDA as a supplemental measure of our ability to service debt. We believe EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; and depreciation and amortization are non-cash charges.
We also present Adjusted EBITDA, which is EBITDA excluding adjustments that are outlined in the following quantitative reconciliation provided, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.
In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our Adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA as supplementary information.

The following table provides a reconciliation from EBITDA, non-GAAP Adjusted EBITDA, and non-GAAP Adjusted EBITDA Margin to GAAP net income, the most directly comparable GAAP measure (amounts in thousands, except percentages):

	Quarters Ended
	(Unaudited)
	September 30, 2019	June 30, 2019	September 30, 2018
Net sales	$327,397	$345,242	$349,233

Net income (loss) (GAAP)	$(15,260)	$40,340	$37,141
Net income (loss) margin as a % of net sales	(4.7)%	11.7%	10.6%
Non-GAAP adjustments:
Interest expense, net	1,939	1,736	6,912
Income tax expense	1,700	16,800	2,000
Depreciation and amortization	15,117	14,259	12,545
EBITDA (non-GAAP)	3,496	73,135	58,598
Excluding the following items:
Restructuring charges	2,920	2,208	—
R&D grant reimbursements and grant income	19	(35)	—
ERP integration/IT transition costs	1,508	1,215	1,593
Stock-based compensation expense	4,146	2,725	4,417
Settlements, regulatory costs, and legal expenses related to antitrust class actions	65,626	2,559	6,060
Net foreign exchange (gain) loss	(2,297)	(489)	193
Equity (income) loss from equity method investments	(472)	250	(64)
Plant start-up costs	(34)	34	1,361
(Gain) loss on write down and disposal of long-lived assets	59	960	312
Contingent consideration fair value adjustment	32	—	—
Adjusted EBITDA (non-GAAP)	$75,003	$82,562	$72,470
Adjusted EBITDA margin (non-GAAP) as a % of net sales	22.9%	23.9%	20.8%